CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form N-14 of our reports each dated February 26, 2010, relating to the financial statements and financial highlights of the MetLife Aggressive Allocation Portfolio, a series of Metropolitan Series Fund, Inc., and MetLife Aggressive Strategy Portfolio, a series of Met Investors Series Trust, appearing in the Statement of Additional Information of Met Investors Series Trust, which is part of such Registration Statement.

We consent to the incorporation by reference in this Registration Statement our reports each dated February 25, 2010, relating to the financial statements and financial highlights of the BlackRock Large Cap Core Portfolio, Dreman Small Cap Value Portfolio, Goldman Sachs Mid Cap Value Portfolio, Invesco Small Cap Growth Portfolio (formerly, Met/AIM Small Cap Growth Portfolio), Janus Forty Portfolio, Lazard Mid Cap Portfolio, Legg Mason ClearBridge Aggressive Growth Portfolio (formerly, Legg Mason Partners Aggressive Growth Portfolio), Legg Mason Value Equity Portfolio, Lord Abbett Mid Cap Value Portfolio, MFS Emerging Markets Equity Portfolio, MFS Research International Portfolio, Oppenheimer Capital Appreciation Portfolio, RCM Technology Portfolio, Rainier Large Cap Equity Portfolio, T. Rowe Price Mid Cap Growth Portfolio, Met/Templeton Growth Portfolio, Third Avenue Small Cap Value Portfolio, Turner Mid Cap Growth Portfolio, American Funds Balanced Allocation Portfolio, American Funds Growth Allocation Portfolio, American Funds Moderate Allocation Portfolio, and our reports each dated February 26, 2010, relating to the financial statements and financial highlights of the Batterymarch Growth and Income Portfolio, BlackRock High Yield Portfolio, Clarion Global Real Estate Portfolio, Met/Franklin Income Portfolio, Met/Franklin Mutual Shares Portfolio, Harris Oakmark International Portfolio, Loomis Sayles Global Markets Portfolio, Lord Abbett Bond Debenture Portfolio, Lord Abbett Growth and Income Portfolio, MetLife Aggressive Strategy Portfolio, MetLife Balanced Strategy Portfolio, MetLife Defensive Strategy Portfolio, MetLife Growth Strategy Portfolio, MetLife Moderate Strategy Portfolio, PIMCO Inflation Protected Bond Portfolio, PIMCO Total Return Portfolio, Pioneer Fund Portfolio, Pioneer Strategic Income Portfolio, Met/Templeton International Bond Portfolio, Morgan Stanley Mid Cap Growth Portfolio (formerly, Van Kampen Mid Cap Growth Portfolio), Van Kampen Comstock Portfolio, Met/Franklin Templeton Founding Strategy Portfolio, each a series of Met Investor Series Trust, appearing in the Annual Report on Form N-CSR of the Met Investors Series Trust for the year ended December 31, 2009.

We consent to the incorporation by reference in this Registration Statement our reports each dated February 25, 2010, relating to the financial statements and financial highlights of the Artio International Stock Portfolio, Oppenheimer Global Equity Portfolio, Neuberger Berman Genesis Portfolio (formerly, BlackRock Strategic Value Portfolio), Morgan Stanley EAFE Index Portfolio, BlackRock Aggressive Growth Portfolio, BlackRock Large Cap Value Portfolio, BlackRock Legacy Large Cap Growth Portfolio, BlackRock Money Market Portfolio, Davis Venture Value Portfolio, FI Value Leaders Portfolio, Loomis Sayles Small Cap Growth Portfolio, Met/Artisan Mid Cap Value Portfolio, Jennison Growth Series Portfolio, Loomis Sayles Small Cap Core Portfolio, MetLife Mid Cap Stock Index Portfolio, Neuberger Berman Mid Cap Value Portfolio, Russell 2000 Index Portfolio, T. Rowe Price Large Cap Growth Portfolio, T. Rowe Price Small Cap Growth Portfolio, MFS Value Portfolio, Met/Dimensional International Small Company Portfolio, Van Eck Global Natural Resources Portfolio, and our reports each dated February 26, 2010, relating to the financial statements and financial highlights of the Western Asset Management Strategic Bond Opportunities Portfolio, Barclays Capital Aggregate Bond Index Portfolio, BlackRock Bond Income Portfolio, Western Asset Management U.S. Government Portfolio, MFS Total Return Portfolio, BlackRock Diversified Portfolio, MetLife Stock Index Portfolio, MetLife Aggressive Allocation Portfolio, MetLife Conservative Allocation Portfolio, MetLife Conservative to Moderate Allocation Portfolio, MetLife Moderate Allocation Portfolio, MetLife Moderate to Aggressive Allocation Portfolio, Zenith Equity Portfolio, each a series of Metropolitan Series

Fund Inc., appearing in the Annual Report on Form N-CSR of the Metropolitan Series Fund Inc. for the year ended December 31, 2009.

We also consent to the references to us under the headings “Financial Statements and Experts” and “Independent Registered Public Accounting Firm” in the Prospectus/Proxy Statement, and “Independent Registered Public Accounting Firm” “Financial Statements” in the Statement of Additional Information of Met Investors Series Trust, and “Independent Registered Public Accounting Firm” in the Statement of Additional Information of Metropolitan Series Fund, Inc., which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

November 19, 2010